Exhibit 3.9

ARTICLES OF INCORPORATION

of

HARRY AND DAVID

KNOW ALL MEN BY THESE PRESENTS That we, David H. Holmes, Harry L. Holmes and F. P. Farrell, all residents and inhabitants of Jackson County, Oregon, do hereby associate ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Oregon and we do hereby certify:

I.

That the name of this corporation shall be HARRY AND DAVID, and the duration of said corporation shall be perpetual.

II.

The enterprise, business, pursuit and occupation in which this corporation proposes to engage is as follows:

(a) To carry on a General Trading business in all its branches and sell, lease, handle, store, warehouse, ship, traffic in, and otherwise deal in and with farm and orchard products, manufactured products and all kinds of goods, wares, merchandise and property both at retail and wholesale and as a broker or factor.

(b) To engage in the business of canning, preserving, freezing, drying, packing, storing, warehousing, shipping and otherwise handling and dealing in farm, orchard and other products.

(c) To buy, sell, own, contract for, hold, occupy, lease, improve, develop, farm, cultivate and operate lands, farms, orchards and other properties and to engage in and conduct all kinds of farming, stockraising, horticultural, vitacultural and floricultural pursuits, enterprises and businesses, and any business enterprise and pursuit incidental thereto.

Articles of Incorporation

of Harry and David

(d) To engage in the business of advertising in all of its branches and to advertise for all purposes incidental to or is connection with any of the purposes herein set forth.

(e) To manufacture, process, pack, store, warehouse, handle, ship and deal in merchandise, goods, wares and property of all kinds.

(f) To engage in and conduct any other business, pursuit, occupation or enterprise authorized or permitted by law.

(g) To conduct and engage in any of the businesses, enterprises, pursuits and exercise the powers hereinbefore and hereinafter set forth and to hold, purchase, lease, occupy, mortgage and convey real and personal property within the United States of America, its territories and in all foreign countries as may be permitted by law.

(h) To purchase or otherwise acquire, lease, contract for, own and hold, in whole and in part, the business goodwill, rights, franchises, privileges and property of every kind of any person, firm, partnership, association or corporation engaged in or authorized to conduct any business or pursuit similar to any business authorized to be conducted by this corporation or owning property necessary or suitable for its purposes; to pay for the same in cash or in the stock or bonds of this corporation or otherwise and to hold or in any manner dispose of the whole or any part of the business or property so acquired and to assume in whole or in part the liabilities and obligations of any such person, firm, partnership, association or corporation and to exercise all the powers necessary, convenient or incidental to the conduct of such business.

(i) To apply for, obtain, register, purchase, lease or

Articles of Incorporation

of Harry and David

otherwise to acquire, and to hold, use, own, operate and introduce and to sell, assign or otherwise to dispose of, any trade marks, trade names, copywrights, patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States, or elsewhere or otherwise, and also all rights, permits, privileges and franchises and to dispose thereof, and to use, exercise, develop, grant licenses in respect of, or otherwise turn to account any such trade marks, trade names, copywrights, patents, licenses, processes, rights, permits, privileges and franchises and the like, or any such property or rights.

(j) To acquire by purchase, subscription or otherwise, and to hold or to dispose of, stocks, bonds or any other obligations of any corporation formed for, or then or theretofore engaged in or pursuing, any one or more of the kinds of business, purposes, objects or operations above indicated, or owning or holding any property of any kind herein mentioned, or of any corporation owning or holding the stocks or obligations of any such corporation.

(k) To enter into any kind of contract or agreement or cooperative or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient and to reward or pay such persons for their services.

(l) To, in connection with any business enterprises and pursuits or powers of the corporation hereinbefore authorized, and within the United States of America, its territories and in all foreign countries, lend money with or without security, negotiate and make loans, incur indebtedness, borrow money, issue bonds, debentures, notes and other obligations of the corporation and mortgage, pledge, hypothecate, and convey in trust, any or all of its property to secure the payment thereof; discount and negotiate promissory notes, drafts, bills of exchange and other evidences of debt and collect for others money due them on notes, checks, drafts,

Articles of Incorporation

of Harry and David

bills of exchange, commercial paper and other evidences of indebtedness; and enter into, make, perform and carry out contracts of every kind and for every lawful purpose, without limit as to amount.

(m) To, in connection with any of the businesses, enterprises and pursuits and powers hereinbefore authorized, and within the United States of America, its territories and foreign countries, purchase or otherwise acquire, own, possess, hold, lease, sell, convey, exchange, assign, transfer, mortgage, pledge or otherwise hypothecate or dispose of, invest in, trade in and deal in and with personal property of every class, kind and description; to purchase or otherwise acquire, own, hold, lease, occupy, sell, exchange, convey, assign, transfer, mortgage, or otherwise dispose of and invest in, trade in, improve and deal in and with real property and any and all interest therein; to purchase, acquire, own, hold, invest in, sell and deal in shares of stock, bonds and obligations of public and private corporations; to acquire, purchase, hold and contract for its own stock and hold the same as treasury stock and to sell, convey, assign and contract to sell the same to its employees, officers and others; to do any and all such other acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to any of the objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of attaining or furthering any of its business, to do any and all acts or things and to exercise any and all other powers which a co-partner or natural person could do or exercise, and which now or hereafter may be authorized by law, and in any part of the world.

Articles of Incorporation

of Harry and David

III.

The place where this corporation proposes to have its principal office and place of business is Medford, Jackson County, Oregon.

IV.

The capital stock of this corporation shall consist of ten thousand (10,000) shares of common stock without par value.

V.

The amount of capital to be paid in before the corporation shall begin business shall be the sum of Twenty Five Thousand ($25,000) Dollars.

IN WITNESS WHEREOF we have hereunto set our hands and seals and executed these Articles of Incorporation in triplicate this 27th day of September, 1945.

/s/ David H. Holmes	(SEAL)

/s/ Harry L. Holmes	(SEAL)

/s/ F.P. Farrell	(SEAL)

STATE OF OREGON	)
	)	ss.
COUNTY OF JACKSON	)

This is to certify that on this 27th day of September, 1945, before me the undersigned, a Notary Public, in and for the State of Oregon, personally appeared the within named David H. Holmes, Harry L. Holmes and F.P. Farrell, known to me to be the identical persons named in and who executed the foregoing instrument and they and each thereof acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF I have hereunto set my hand and affixed my notarial seal this the day and year first above in the certificate written.

/s/ G. A. Cottingham
Notary Public for Oregon

No. O.	Required by ORS $7.668 (Section 11, Chapter 569, Oregon Laws 1963). Mail to Corporation Commissioner, Sales, Oregon. There is no fee. Any corporation failing to file this document is subject to involuntary dissolution.

Designation of Initial Registered Office and Registered Agent

HARRY and DAVID, (Exact name of corporation) a corporation organized and existing under the laws of the (State of Oregon, hereby certifies that, pursuant to a duly adopted resolution of its board of directors, the address of the registered office of the corporation in the State of Oregon shall be c/o Bear Creek Orchards, Medford, Oregon; (Number, street and city) that the registered agent of the corporation shall be G. A. Cottingham; and that the address of the registered office and the address of the business office of its registered agent are identical.

IN WITNESS WHEREOF, the undersigned corporation has caused this certificates to be executed in its name by its President or Secretary, this 10th day of February, 1954

HARRY and DAVID
(Name of corporation)

By	/S/ DAVID H. HOLMES
(President corporation)

STATE OF OREGON	} as.
County of Jackson

I, G. W. Harrison, a Notary Public, do hereby certify that on the 10th day of February, A.D. 1954, personally appeared before me David H. Holmes, who declares he is President of the corporation executing the foregoing document and being first duly sworn acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/S/ G. W. HARRISON
Notary Public for Oregon
My commission expires: Feb 8, 1957

ARTICLES OF MERGER

For Parent and 90% Owned Subsidiary

Without Shareholder Approval

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.	Name of parent corporation: Harry and David

Oregon registry #: 043334-15

2.	Name of subsidiary corporation: Advanced Research, Inc.

Oregon registry #: 027552-13

3.	Name of surviving corporation: Harry and David

4.	A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

5.	Check the appropriate box:

☐	A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before , 19 .

☒	The mailing of a copy of the plan or summary was waived by all outstanding shares.

Execution:	/S/ WILLIAM H. WILLIAMS	William H. Williams	President
	Signature	Printed name	Title

Person to contact about the filing :	Linda C. Williams
Pillsbury Madison & Sutro
235 Montgomery Street
	San Francisco, CA 94104	(415) 983-7334
	Name	Daytime phone number

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION.

AGREEMENT OF MERGER

This AGREEMENT OF MERGER is dated as of November 29, 1994 and is by and between HARRY AND DAVID, a Oregon corporation (the “Surviving Corporation”) and ADVANCED RESEARCH, INC., an Oregon corporation (the “Merging Corporation”).

1.	Merging Corporation shall be merged into Surviving Corporation.

2.	The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

3.	The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.	Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.	The Certificate of Incorporation, Bylaws, directors and officers of Surviving Corporation immediately following the Merger shall be the Certificate of Incorporation, Bylaws, directors and officers of the Surviving Corporation in existence immediately preceding the Merger.

6.	The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

HARRY AND DAVID

By	/s/ WILLIAM H. WILLIAMS
William H. Williams
President

By	/s/ EDWARD W. BECK
Edward W. Beck
Secretary

ADVANCED RESEARCH, INC.

By	/s/ WILLIAM H. WILLIAMS
William H. Williams
President

By	/s/ EDWARD W. BECK
Edward W. Beck
Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

William H. William and Edward W. Beck certify that:

1.	They are the president and the secretary, respectively, of Harry and David, an Oregon corporation.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and the sole stockholder of the corporation.

We further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated as of November 29, 1994.

/s/ WILLIAM H. WILLIAMS
William H. Williams
President

/s/ EDWARD W. BECK
Edward W. Beck
Secretary

CERTIFICATE OF APPROVAL

OF

AGREEMENT OF MERGER

William H. Williams and Edward W. Beck certify that:

1.	They are the president and the secretary, respectively, of Advanced Research, Inc., an Oregon corporation.

2.	The Agreement of Merger in the form attached was duly approved by the board of directors and the sole stockholder of the corporation.

We further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated as of November 29, 1994.

/s/ WILLIAM H. WILLIAMS
William H. Williams
President

/s/ EDWARD W. BECK
Edward W. Beck
Secretary

ARTICLES OF MERGER

For Parent and 90% Owned Subsidiary

Without Shareholder Approval

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.	Name of parent corporation: Harry and David

Oregon registry #: 043334-15

2.	Name of subsidiary corporation: Bear Creek Direct, Ltd.

Oregon registry #: 07944416

3.	Name of surviving corporation: Harry and David

4.	A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

5.	Check the appropriate box:

☐	A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before , 19 .

☒	The mailing of a copy of the plan or summary was waived by all outstanding shares.

Execution:	/s/ WILLIAM H. WILLIAMS	William H. Williams	President
	Signature	Printed name	Title

Person to contact about the filing:	Linda C. Williams, Esq.
Pillsbury Madison & Sutro
235 Montgomery Street
	San Francisco, CA 94104	(415) 983-7334
	Name	Daytime phone number

MAKE CHECKS PAYABLE TO THE CORPORATION DIVISION.

(11/93)

AGREEMENT OF MERGER

This AGREEMENT OF MERGER is dated as of December 28, 1994 and is by and between HARRY AND DAVID, a Oregon corporation (the “Surviving Corporation”) and BEAR CREEK DIRECT, LTD., an Oregon corporation (the “Merging Corporation”).

1.	Merging corporation shall be merged into Surviving Corporation.

2.	The outstanding shares of Merging Corporation shall be cancelled and no shares of Surviving Corporation shall be issued in exchange therefor.

3.	The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.	Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.	The Certificate of Incorporation, Bylaws, directors and officers of Surviving Corporation immediately following the Merger shall be the Certificate of Incorporation, Bylaws, directors and officers of the Surviving Corporation in existence immediately preceding the Merger.

6.	The effect of the merger and the effective data of the merger are as prescribed by law.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

HARRY AND DAVID

By	/s/ WILLIAM H. WILLIAMS
William H. Williams
President

By	/s/ EDWARD W. BECK
Edward W. Beck
Secretary

BEAR CREEK DIRECT, LTD.

By	/s/ WILLIAM H. WILLIAMS
William H. Williams
President

By	/s/ EDWARD W. BECK
Edward W. Beck
Secretary